UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2015 The KEYW Holding Corporation (“KEYW”) as a guarantor, entered into an amendment (the “Amendment”) by and among itself, The KEYW Corporation, as the borrower (the “Borrower”), the subsidiary guarantors of the Borrower, the lenders (the “Lenders”) identified in the Credit Agreement, dated as of July 21, 2014 (as amended, the “Credit Agreement”) and Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”).

The Amendment amends the Credit Agreement to adjust the minimum cash interest coverage charge ratio as of the quarter ended September 30, 2015 to 1.6:1, and to increase the applicable interest rates with respect to the Credit Agreement’s consolidated senior secured leverage ratio pricing tiers. The Amendment also increases by 0.15% the commitment fee applicable to unused Revolver amounts, and provides as a condition to credit extensions that the Consolidated Senior Secured Leverage Ratio (giving effect to the credit extension) is not greater than 2.25:1.

Solely with respect to the period commencing on the date of the Amendment and ending March 31, 2016 (the “Accommodation Period”), the Amendment amends the Credit Agreement to (i) limit the amount that may be borrowed under the revolving credit facility to $20.0 million, (ii) require maintenance of Minimum Cash (as defined in the Amendment) of at least $10.0 million, (iii) restrict certain acquisitions and investments and certain payments and distributions otherwise permitted under the Credit Agreement, and (iv) suspend for the Accommodation Period the exclusion of up to $25 million in unrestricted cash for purposes of calculating the maximum Consolidated Total Leverage Ratio (as defined in the Credit Agreement).

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.2, and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Credit Agreement, as amended by the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1, dated as of January 15, 2015, to Credit Agreement, dated as of July 21, 2014, among The KEYW Corporation, as the Borrower, certain subsidiaries of the Borrower and the Company, as Guarantors, the lenders identified in the Credit Agreement and Royal Bank of Canada, as Administrative Agent.
(X)
10.2
Amendment No. 2, dated as of November 5,2015, to Credit Agreement, dated as of July 21, 2014, among The KEYW Corporation, as the Borrower, certain subsidiaries of the Borrower and the Company, as Guarantors, the lenders identified in the Credit Agreement and Royal Bank of Canada, as Administrative Agent.
(X)

(X)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
Date: November 9, 2015	Philip L. Calamia
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1, dated as of January 15, 2015, to Credit Agreement, dated as of July 21, 2014, among The KEYW Corporation, as the Borrower, certain subsidiaries of the Borrower and the Company, as Guarantors, the lenders identified in the Credit Agreement and Royal Bank of Canada, as Administrative Agent.

10.2
Amendment No. 2, dated as of November 5,2015, to Credit Agreement, dated as of July 21, 2014, among The KEYW Corporation, as the Borrower, certain subsidiaries of the Borrower and the Company, as Guarantors, the lenders identified in the Credit Agreement and Royal Bank of Canada, as Administrative Agent.